As filed with the Securities and Exchange Commission on August 11, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OPTINOSE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	42-1771610 (IRS Employer Identification Number)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(267) 364-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter K. Miller
Chief Executive Officer
OptiNose, Inc.
1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(267) 364-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Abrams Stephen M. Nicolai Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, PA 19103 (267) 675-4600	Michael F. Marino Chief Legal Officer OptiNose, Inc. 1020 Stony Hill Road, Suite 300 Yardley, PA 19067 (267) 364-3500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per unit	Proposed maximum aggregate offering price	Amount of registration fee
Primary Offering
Common Stock, par value $0.001 per share	(2)	(3)	(3)	(4)
Preferred Stock, par value $0.001 per share	(2)	(3)	(3)	(4)
Warrants	(2)	(3)	(3)	(4)
Debt Securities	(2)	(3)	(3)	(4)
Units	(2)	(3)	(3)	(4)
Total Primary Offering	(2)	(3)	$200,000,000	$21,820.00 (4)
Secondary Offering
Common Stock	14,273,017 (5)	$2.69(6)	$38,394,415.73 (6)	$4,188.83 (7)
Total			$238,394,415.73	$26,008.83

(1)    The securities covered by this registration statement to be sold by OptiNose, Inc., or the Registrant, may be sold separately or in any combination with other securities registered under this registration statement. The securities to be resold by the selling stockholders will be shares of common stock only.
(2)    With respect to the primary offering, the securities being registered consist of such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of units, and such indeterminate principal amount of debt securities, as may be determined from time to time at indeterminate prices. The securities registered for the primary offering also include such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares the Registrant is registering in the primary offering include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares the Registrant is registering as a result of stock splits, stock dividends or similar transactions. In no event will the aggregate maximum offering price of all securities issued in the primary offering pursuant to this registration statement exceed $200,000,000, or, if any debt securities are issued at an original issue discount, such greater amount as will result in an aggregate initial offering price of $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder in the primary offering.
(3)    With respect to the primary offering, the proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(4)    Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $124,962,500 of unsold securities, or the Unsold Primary Securities, previously registered by the Registrant on the Registrant’s registration statement (File No. 333-228122) filed on November 1, 2018 and declared effective on November 9, 2018, or the 2018 Registration Statement. The 2018 Registration Statement registered the offer and sale by the Registrant of an indeterminate number or amount of common stock, preferred stock, warrants, debt securities and units, having an aggregate maximum offering price of $200,000,000, a portion of which remain unsold as of the date of filing this registration statement. The Registrant has determined to include in this registration statement the Unsold Primary Securities. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes all of the Unsold Primary Securities and the Registrant is applying the previously paid filing fee associated with the Unsold Primary Securities to this registration statement. Accordingly, a filing fee of $8,187.00 is paid herewith in connection with the $75,037,500 of newly registered securities in accordance with Rule 457(o) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Primary Securities under the 2018 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(5)    The shares being registered in connection with the secondary offering relate to the resale by the selling stockholders named herein of up to 14,273,017 shares of common stock of the Registrant that were acquired by the selling stockholders through several private placements of the Registrant’s convertible preferred stock and notes completed prior to the Registrant’s initial public offering in October 2017, which were all converted to shares of the Registrant’s common stock in connection with the initial public offering, and an indeterminate number of shares of common stock of the Registrant as may be issuable from time to time as a result of a stock split, stock dividend, capitalization or similar event. The Registrant will not receive any proceeds from the sale of its common stock by the selling stockholders.
(6)    The estimated price of $2.69 per share, which is the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on August 5, 2021, is set forth solely for the purpose of calculating the fee pursuant to Rule 457(c) under the Securities Act.
(7)    The Registrant previously paid registration fees of $20,338 in connection with the registration on the 2018 Registration Statement of shares of the Registrant’s common stock for resale by certain selling stockholders with a proposed maximum aggregate offering price of $167,803,814, calculated in accordance with Rule 457(c) under the Securities Act. Of these shares registered for resale under the 2018 Registration Statement, 14,273,017 shares remain unsold, which are referred to as the Unsold Secondary Shares, resulting in $18,700.10 of the registration fees paid with respect to such Unsold Secondary Shares in connection with the 2018 Registration Statement remaining unused, or the Unused Secondary Registration Fee. Accordingly, pursuant to Rule 457(p) under the Securities Act, the Registrant hereby applies the Unused Secondary Registration Fee to offset the registration fees that are due in connection with the registration of the shares of Registrant’s common stock for resale by the selling stockholders named herein.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
The Registrant has an existing “shelf” registration statement, File No. 333-228122, that was declared effective on November 9, 2018 and which expires on November 9, 2021 pursuant to Rule 415(a)(5) under the Securities Act. Pursuant to Rule 415(a)(6) promulgated under the Securities Act, the filing fees previously paid in connection with the securities being registered hereunder will continue to be applied to such securities. In accordance with Rule 415(a)(5) and Rule 415(a)(6), the registrant may continue to offer and sell the securities covered by the existing shelf registration statement during the grace period afforded by Rule 415(a)(5). If the registrant sells any securities being registered hereunder during the grace period, the registrant will identify in a pre-effective amendment to this registration statement the new amount of securities to be carried forward to this registration statement in reliance upon Rule 415(a)(6).

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•a base prospectus, which covers the offering, issuance and sale (i) by OptiNose, Inc., or the Registrant, of up to a maximum aggregate offering price of $200,000,000 of the Registrant’s common stock, preferred stock, debt securities, warrants and units and (ii) by the selling stockholders named herein of an aggregate of 14,273,017 shares of our common stock from time to time in connection with one or more offerings; and
•a sale agreement prospectus supplement covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $50,000,000 of the Registrant’s common stock that may be issued and sold under that certain Open Market Sale AgreementSM, dated as of August 11, 2021, or the Sale Agreement, with Jefferies LLC, or Jefferies.
The base prospectus immediately follows this explanatory note. The sale agreement prospectus supplement immediately follows the base prospectus. The common stock that may be offered, issued and sold by the Registrant under the sale agreement prospectus supplement is included in the $200,000,000 of securities that may be offered, issued and sold by the Registrant under the base prospectus. Upon termination of the Sale Agreement with Jefferies, any portion of the $50,000,000 included in the sale agreement prospectus supplement that is not sold pursuant to the Sale Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares of common stock are sold under the Sale Agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information contained in this prospectus is not complete and may be changed. We or the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 11, 2021

PROSPECTUS

$200,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

14,273,017 Shares of Common Stock Offered by Selling Stockholders

We may offer to the public from time to time in one or more series or issuances:
•     shares of our common stock;
•     shares of our preferred stock;
•     warrants to purchase shares of our common stock, preferred stock and/or debt securities;
•     debt securities consisting of debentures, notes or other evidences of indebtedness;
•     units consisting of a combination of the foregoing securities; or
•     any combination of these securities.
The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $200,000,000.
Selling stockholders may also offer up to 14,273,017 shares of our common stock from time to time in connection with one or more offerings. We will not receive any proceeds from the sale of any securities by the selling stockholders.
This prospectus provides a general description of the securities that we or the selling stockholders may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Depending on the method of distribution, a prospectus supplement may also be required in connection with certain sales of common stock by the selling stockholders. Any prospectus supplement may add to, update or change information contained in this prospectus.

The securities may be sold by us or the selling stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and underwriter options will be set forth in the applicable prospectus supplement.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “OPTN.” On August 9, 2021, the closing price of our common stock was $2.62. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.
We are an “emerging growth company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “The Company—Emerging Growth Company.”
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 7.
You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2021.

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $200,000,000, and the selling stockholders may sell up to 14,273,017 shares of our common stock in one or more offerings.
This prospectus provides you only with a general description of the securities that we and the selling stockholders may offer. Each time securities are sold under the shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under “Where You Can Find More Information” below.
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
_____________________
References in this prospectus to the terms “the Company,” “OptiNose,” “we,” “our” and “us” or other similar terms mean OptiNose, Inc. and our wholly-owned subsidiaries, unless we state otherwise or the context indicates otherwise.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein, may contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “project,” “could,” “potentially,” “continue,” “ongoing,” “scheduled” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these identifying terms. The forward-looking statements in this prospectus and the documents incorporated herein by reference include, among other things, statements about:
•the impact of, our plans regarding and the uncertainties caused by, the COVID-19 pandemic;
•the potential uses for and advantages of XHANCE®, our product candidates and Exhalation Delivery System, or EDS, devices and technologies;
•planned product development activities, studies and clinical trials in pursuit of a follow-on indication for XHANCE for the treatment of chronic sinusitis;
•the potential for XHANCE to be the first drug therapy approved by the U.S. Food and Drug Administration, or FDA, for the treatment of chronic sinusitis;
•the potential for XHANCE to be the standard of care for the treatment of chronic rhinosinusitis with and without nasal polyps;
•the potential for continued XHANCE prescription and net revenue growth and potential drivers of such growth;
•the potential for direct-to-consumer, or DTC, advertising to be a future driver of XHANCE prescription growth;
•the potential benefits of our patient affordability programs and their potential effect on XHANCE demand and financial results;
•the potential for XHANCE prescriptions to be affected by the seasonality impact observed in the intranasal steroid, or INS, market;
•the potential for XHANCE prescriptions and average net revenue per prescription to be adversely impacted by the annual resetting of patient healthcare insurance plan deductibles and changes in individual patients’ healthcare insurance coverage, both of which often occur in January;
•our expectation that XHANCE net product revenues for the full year of 2021 will be at least $80.0 million;
•our expectation that average net product revenues per prescription for the full year of 2021 will exceed $200 and the factors supporting such growth;
•our expectation that our total GAAP operating expenses in 2021 will be between $137.0 million and $142.0 million and that our non-cash stock-based compensation expense will be approximately $10.0 million;

•our expectation that top-line results will be available from the first of our two ongoing Phase 3b chronic sinusitis clinical trials in the first quarter of 2022 and that we expect to complete subject enrollment in the second clinical trial in the fourth quarter of 2021 with top-line results available in second quarter of 2022;

•our belief that, based on the results of blinded interim analyses and our assumptions and estimates relating to the trial, the initial targeted statistical power will be achieved with the approximately 330 patients currently enrolled in our first chronic sinusitis trial;
•our belief that existing cash and cash equivalents will be sufficient to maintain the minimum cash balance required under our debt facility and to fund our operations for at least the next twelve months from the date of this prospectus;
•our expectation that the research and development costs associated with the conduct of our current chronic sinusitis clinical trials will significantly decrease;
•our ability to maintain sufficient inventory of XHANCE and for our manufacturers to timely supply XHANCE;
•our development, timing of data and funding plans for OPN-019 and the potential benefits of OPN-019; and
•the accuracy of our estimates regarding expenses, future revenue, capital requirements and need for additional financing.

Forward-looking statements also include statements other than statements of current or historical fact, including, without limitation, all statements related to any expectations of revenues, expenses, cash flows, earnings or losses from operations, cash required to maintain current and planned operations, capital or other financial items; any statements of the plans, strategies and objectives of management for future operations; any plans or expectations with respect to product research, development and commercialization, including regulatory approvals; any other statements of expectations, plans, intentions or beliefs; and any statements of assumptions underlying any of the foregoing. We often, although not always, identify forward-looking statements by using words or phrases such as “likely”, “expect”, “intend”, “anticipate”, “believe”, “estimate”, “plan”, “project”, “forecast” and “outlook”.
We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the Commission, describe major risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.
You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

MARKET, INDUSTRY AND OTHER DATA
    This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, markets for XHANCE and our product candidates, XHANCE market access and brand awareness, the perceptions and preferences of patients and physicians regarding certain therapies and other prescription, physician, patient and payor data. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

THE COMPANY
Company Overview

We are a specialty pharmaceutical company focused on the development and commercialization of products for patients treated by ear, nose and throat, or ENT, and allergy specialists. Our first commercial product, XHANCE® (fluticasone propionate) nasal spray, 93 micrograms (mcg), is a therapeutic utilizing our proprietary EDS device that delivers a topically-acting corticosteroid for the treatment of chronic rhinosinusitis with nasal polyps and, if approved, chronic rhinosinusitis without nasal polyps (also referred to as chronic sinusitis). Chronic rhinosinusitis is a serious nasal inflammatory disease that is treated using therapies, such as intranasal steroids, or INS, which have significant limitations. We believe XHANCE has a differentiated clinical profile with the potential to become part of the standard of care for this disease because it is able to deliver medication to the primary site of inflammation high and deep in the nasal passages in regions not adequately reached by conventional INS. In September 2017, the FDA approved XHANCE for the treatment of nasal polyps in patients 18 years of age or older. XHANCE was made widely available through commercial channels in April 2018.

For more information about our company, please refer to other documents that we have filed with the Commission and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation by Reference.”
Emerging Growth Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We could be an emerging growth company until December 31, 2022, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of the prior June 30, if we have total annual gross revenue of approximately $1.1 billion or more during any fiscal year, or if we issue more than $1.0 billion in non-convertible debt during any three-year period.
For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies,” including:
•     not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act relating to the effectiveness of our internal control over financial reporting;
•     reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports, proxy statements and registration statements; and
•     exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved.
We have elected to take advantage of these reporting exemptions and, therefore, the information that we provide stockholders may be different than what you might obtain from other public companies in which you hold equity interests.
The JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Corporate Information
We were incorporated in Delaware in May 2010. Our predecessor entity OptiNose AS was formed under the laws of Norway in September 2000. In 2010, OptiNose AS became our wholly-owned subsidiary as part of an internal reorganization.
Our primary executive offices are located at 1020 Stony Hill Road, Suite 300, Yardley, Pennsylvania 19067 and our telephone number is (267) 364-3500. Our website address is www.optinose.com. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement that we may file or any other report or document that we file with or furnish to the Commission. We have included our website address in this prospectus as an inactive textual reference and do not intend it to be an active link to our website.
OPTINOSE® and XHANCE® are trademarks of ours in the United States. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

RISK FACTORS
Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the Commission, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, debt service costs and repayment, acquisitions of new technologies, products or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.
We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by any selling stockholder.

SELLING STOCKHOLDERS
This prospectus also relates to the possible resale by certain of our stockholders of up to an aggregate of 14,273,017 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act) that were previously acquired by such stockholders through several private placements of our convertible preferred stock and notes completed by us prior to our initial public offering in October 2017, which all converted into shares of our common stock in connection with our initial public offering. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement. These selling stockholders have registration rights with respect to their shares of common stock as described further below under the heading “Description of Our Common Stock - Registration Rights.” We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

Other than the transactions referred to herein and in documents filed by us with the Commission and incorporated herein by reference, the selling stockholders have not within the past three years had any position, office or other material relationship with us or any of our subsidiaries other than as a holder of our securities. To our knowledge, none of the selling stockholders is an affiliate of broker-dealers.
The following table, based upon information currently known by us, sets forth as of August 9, 2021: (i) the number of shares of common stock held of record or beneficially by the selling stockholders as of such date (as determined below); and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling stockholders and information filed with the Commission. The selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

Name and Address	Number of Shares Beneficially Owned Prior to Offering (1)	Number of Shares Registered for Sale	Number of Shares to be Owned after the Offering	Percent of Outstanding Shares to be Owned after the Offering
Avista Capital Partners II, L.P. and related funds(2)	14,273,017	14,273,017	—	—
(1)	We do not know when or in what amounts the selling stockholders will offer shares for sale, if at all. The selling stockholders may sell any or all of the shares included in and offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. However, for purposes of this table, we have assumed that after completion of this offering, none of the shares included in and covered by this prospectus will be held by the selling stockholders.
(2)	Based, in part, on the Schedule 13G/A filed by Avista Capital Partners, or Avista, with the Commission on February 11, 2021. Consists of (i) 10,136,374 shares of common stock held by Avista Capital Partners II, L.P., (ii) 3,328,648 shares of common stock held by Avista Capital Partners (Offshore) II, L.P., and (iii) 807,995 shares of common stock held by Avista Capital Partners (Offshore) II-A, L.P. Avista Capital Partners II GP, LLC ultimately exercises voting and investment power over the shares of held by Avista Capital Partners II, L.P., Avista Capital Partners (Offshore) II, L.P., and Avista Capital Partners (Offshore) II-A, L.P. Voting and disposition decisions at Avista Capital Partners II GP, LLC with respect to such shares are made by an investment committee. Each of the members of the investment committee disclaims beneficial ownership of these securities. The address for each of these individuals and entities is c/o Avista Capital Holdings, 65 East 55th Street, 18th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION
Our Plan of Distribution
We may sell the securities, from time to time pursuant to public offerings, negotiated transactions, block trades, “At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at prevailing market prices, or a combination of these methods.
We may sell the securities to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•     at a fixed price or prices, which may be changed;
•     at market prices prevailing at the time of sale;
•     at prices related to such prevailing market prices; or
•     at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•     the name or names of the underwriters, dealers or agents, if any;
•     if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;
•     the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•     if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;
•     any delayed delivery arrangements;
•     any options under which underwriters may purchase additional securities from us;
•     any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•     any public offering price;
•     any discounts, commissions or concessions allowed or reallowed or paid to dealers;
•     the identity and relationships of any finders, if applicable; and
•     any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.
If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Selling Stockholders’ Plan of Distribution
The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•     ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•     block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•     purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•     an exchange distribution in accordance with the rules of the applicable exchange;
•     privately negotiated transactions;
•     “at the market” or through market makers or into an existing market for shares;
•     short sales;
•     broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•     through one or more underwritten offerings on a firm commitment or best efforts basis;

•     a combination of any such methods of sale;
•     through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•     any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from registration requirements under the Securities Act, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.
The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have advised us that, at the time of receipt of its shares of common stock, they had not entered into any agreements or understandings, directly or indirectly, with any person to distribute such shares of common stock.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. Because the selling stockholders may each be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.
The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in the Registration Statement, or we may be entitled to contribution.
We will not receive any proceeds from the sale of the shares by the selling stockholders.

GENERAL DESCRIPTION OF OUR SECURITIES
We may offer and sell, at any time and from time to time:
•     shares of our common stock;
•     shares of our preferred stock;
•     warrants to purchase shares of our common stock, preferred stock and/or debt securities;
•     debt securities consisting of debentures, notes or other evidences of indebtedness;
•     units consisting of a combination of the foregoing securities; or
•     any combination of these securities.
The selling stockholders may also offer shares of our common stock from time to time. The terms of any securities we or the selling stockholders offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the Commission, which will describe the terms of the offering and sale of the offered securities.
DESCRIPTION OF OUR COMMON STOCK
The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our fourth amended and restated certificate of incorporation and our amended and restated bylaws, copies of which are on file with the Commission as exhibits to previous filings with the Commission. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.
Outstanding Shares
Our fourth amended and restated certificate of incorporation authorizes us to issue up to 205,000,000 shares, 200,000,000 of which is designated as common stock with a par value of $0.001 per share. As of June 30, 2021, there were 53,285,133 shares of common stock outstanding, held by 17 stockholders of record. This figure does not reflect the number of beneficial owners of shares of our common stock as a single stockholder of record often holds shares in nominee name (also referred to as, in “street name”) on behalf of multiple beneficial owners.
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, other than election of directors, which is determined by a plurality of the votes cast by the stockholders entitled to vote on the election of such director. In addition, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding voting stock is required to take certain actions, including amending certain provisions of our fourth amended and restated certificate of incorporation, such as the provisions relating to director liability, amending our bylaws or changing the Court of Chancery of the State of Delaware and United States District Court for the District of Delaware and any appellate courts thereof from being the sole and exclusive forums for certain actions brought by our stockholders against us or our directors, officers or employees.
Under our fourth amended and restated certificate of incorporation and amended and restated bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends
Subject to the preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that may be declared by our board of directors out of funds legally available for that purpose.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Outstanding Stock Options
As of June 30, 2021, we had outstanding options to purchase 7,980,424 shares of our common stock at a weighted-average exercise price of $9.00 per share, pursuant to our Amended and Restated 2010 Stock Incentive Plan. As of June 30, 2021, there were 1,731,404 shares of our common stock reserved for future issuance under our Amended and Restated 2010 Stock Incentive Plan.
As of June 30, 2021, we had outstanding options to purchase 140,000 shares of our common stock at a weighted-average exercise price of $6.32 per share, which options were issued outside of our equity compensation plan as an inducement material to certain individuals entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).
Outstanding Restricted Stock Units
    As of June 30, 2021, we had 2,198,766 shares of our common stock underlying outstanding restricted stock units, of which 2,460,762 were granted pursuant to our Amended and Restated 2010 Stock Incentive Plan and 60,000 were granted outside of our equity compensation plan as an inducement material to certain individuals entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).
Outstanding Warrants
In September 2019, we issued common stock warrants in connection with the Pharmakon Senior Secured Notes (as defined below) which are exercisable for an aggregate of 810,357 shares of our common stock at an exercise price of $6.72 per share, and expire on September 12, 2022. As of June 30, 2021, 810,357 warrants remain outstanding.
2017 Employee Stock Purchase Plan
As of June 30, 2021, there were 667,671 shares of our common stock reserved for future issuance under our 2017 Employee Stock Purchase Plan.

Registration Rights
In connection with our initial public offering in October 2017, we entered into that certain First Amendment to the Second Amended and Restated Registration Rights Agreement, dated October 2, 2017, with certain of our stockholders, or the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, certain holders of shares of our common stock have registration rights. After registration of these shares of common stock pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act. The registration rights will terminate with respect to each stockholder on the date on which such stockholder ceases to beneficially own more than one percent of our shares of common stock then outstanding or can sell all of its registrable shares without limitation during a three-month period without registration pursuant to Rule 144 of the Securities Act or another similar exemption under the Securities Act.
An aggregate of 14,934,660 shares of our outstanding common stock are entitled to these registration rights. The shares of common stock of the selling stockholders being registered hereunder are being registered pursuant to such registration rights. We have complied with all of our other obligations under the Registration Rights Agreement in connection with the filing of this registration statement.
Demand Registration Rights
Pursuant to the Registration Rights Agreement, certain holders of registrable shares who are party to the Registration Rights Agreement have the right to demand that we file a Form S-1 registration statement for the registration of their shares of common stock. These registration rights are subject to specified conditions and limitations, including a minimum expected aggregate gross proceeds of $20.0 million applicable to registration demands by certain stockholders, the number of registration demands and the right of a managing underwriter to limit the number of shares included in any such registration under specified circumstances. Upon such a request, we are required to effect the registration as expeditiously as possible in accordance with the terms of the Registration Rights Agreement.
Registration on Form S-3
In addition, subject to specified limitations set forth in the Registration Rights Agreement, at any time after we become eligible to file a registration statement on Form S-3, holders of at least 20% of the registrable securities then outstanding may request that we register their registrable securities on a registration statement on Form S-3 for purposes of a public offering if the total amount of registrable securities registered have an aggregate offering price of at least $20.0 million. We are not obligated to file a registration statement pursuant to this provision on more than two occasions in any 12-month period. In connection with the filing of a registration statement on Form S-3, certain of our stockholders will also be able to undertake firmly underwritten resale offerings with respect to any shares that are registered on such Form S-3. The shares of our common stock being registered hereunder on account of the selling stockholders are being registered pursuant to such Form S-3 registration rights.
Piggyback Registration Rights
If at any time we propose to file a registration statement to register any registrable securities under the Securities Act for the account of any of our stockholders, other than pursuant to the demand registration rights described above, the holders of our registrable securities are entitled to notice of registration and, subject to specified exceptions, we will be required upon the holders’ request to use our best efforts to include their then-held registrable securities in the registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under specified circumstances. In addition, in connection with an underwritten secondary offering requested by Avista, certain members of our management will have the right to participate on a pro rata basis.
Other Provisions
We will pay all registration expenses, other than underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of the registrable securities related to any registration effected pursuant to the Registration Rights Agreement including a registration demand or an underwritten resale offering on Form S-3.

Unless a registration has been revoked by the holders, we are also required to pay the fees and expenses of one counsel for the holders of registrable securities designated by the holder of a majority of registrable securities being registered, as well as the fees and expenses of counsel for Avista. The Registration Rights Agreement contains customary cross-indemnification provisions pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.
Stockholders’ Agreement
In connection with our initial public offering in October 2017, we entered into a Stockholders’ Agreement with Avista that provides, among other things, that Avista has the right to designate for nomination by our board of directors upon the recommendation of our nominating and corporate governance committee:
•     three directors to our board of directors for so long as Avista owns 27.5% or more of our then-outstanding shares of common stock; provided, however, that one such director must not be an employee or partner of Avista, must qualify as an independent director under the Nasdaq listing rules and must be reasonably acceptable to our board of directors;
•     two directors to our board of directors for so long as Avista owns less than 27.5% but 17.5% or more of our then-outstanding shares of common stock; and
•     one director to our board of directors for so long as Avista owns less than 17.5% but 7.5% or more of our then-outstanding shares of common stock.
We are required to take all necessary action to ensure the composition of our board of directors as set forth above. Pursuant to the terms of the Stockholders’ Agreement, at least a majority of the members of each of our standing committees must be composed of non-Avista nominees. Messrs. Robert O’Neil, Joshua Tamaroff, and Sriram Venkataraman, each an Avista nominee, resigned from our board of directors in 2020. There are currently no Avista nominees serving on our board of directors. To our knowledge, Avista beneficially owned 26.79% of our shares of common stock as of June 30, 2021.

Delaware Anti-Takeover Law and Provisions of Our Certificate of Incorporation and Bylaws
Delaware Anti-Takeover Law
Our fourth amended and restated certificate of incorporation provides that we will not be subject to Section 203 of the Delaware General Corporation Law, or Section 203, until such time that Avista ceases to beneficially own 15% or more of our outstanding shares of common stock. Our fourth amended and restated certificate of incorporation does, however, contain a provision that generally mirrors Section 203, except that it excludes Avista and its affiliates from the definition of “interested stockholder.” At such time that Avista ceases to own 15% or more of our capital stock, we will be governed by the provisions of Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•     prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•     the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•     on or subsequent to the consummation of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•     any merger or consolidation involving the corporation and the interested stockholder;
•     any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•     subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;
•     subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and
•     the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Certificate of Incorporation and Bylaws
Provisions of our fourth amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our fourth amended and restated certificate of incorporation and our amended and restated bylaws:
•     permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as it may designate, which issuance could result in the loss of voting control by other stockholders;
•     provide that our board of directors is classified into three classes with staggered, three-year terms and that, subject to the rights of Avista to remove its director nominees with or without cause, directors may only be removed for cause by the affirmative vote of the holders of at least a majority of the voting power of outstanding shares of our capital stock;
•     subject to any director nomination rights afforded Avista, provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•     require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;
•     provide that, with the exception of director nominees submitted by Avista under the Stockholders’ Agreement, stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;
•     require that the amendment of certain provisions of our certificate of incorporation relating to several anti-takeover measures and other provisions may only be approved by a vote of 66 2/3 % of our outstanding common stock;
•     require that the amendment of our bylaws be approved by the affirmative vote of a majority of directors then in office or 66 2/3% of our outstanding common stock entitled to vote thereon;
•     do not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election; and
•     provide that special meetings of our stockholders may be called only by the chairman or vice chairman of our board of directors, our chief executive officer, or a majority of our board of directors.
Choice of Forum
Our fourth amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware, or the United States District Court for the District of Delaware and any appellate courts thereof where subject matter jurisdiction is vested exclusively in the federal courts of the United States of America, will be the exclusive forum for:
•     any derivative action or proceeding brought on our behalf;
•     any action asserting a breach of fiduciary duty;
•     any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our fourth amended and restated certificate of incorporation or our amended and restated bylaws; or
•     any action asserting a claim against us that is governed by the internal affairs doctrine.
The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our fourth amended and restated certificate of incorporation to be inapplicable or unenforceable in such action.
The Nasdaq Global Select Market
Our common stock is listed on the Nasdaq Global Select Market under the symbol “OPTN.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent’s address is 1717 Arch St., Suite 1300, Philadelphia, Pennsylvania 19103.

DESCRIPTION OF OUR PREFERRED STOCK
We are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001 per share. As of June 30, 2021, there were no shares of our preferred stock outstanding.
Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine and fix the number of shares of such series and the designation of such series, the voting powers, if any, of the shares of such series, the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, of the shares of such series. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our Company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. We have no current plan to issue any shares of preferred stock.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the Commission. To the extent required, this description will include:
•     the title and stated value;
•     the number of shares offered, the liquidation preference per share and the purchase price;
•     the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
•     whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•     the procedures for any auction and remarketing, if any;
•     the provisions for a sinking fund, if any;
•     the provisions for redemption, if applicable;
•     any listing of the preferred stock on any securities exchange or market;
•     whether the preferred stock will be convertible into our common stock or our other securities and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);
•     whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);
•     voting rights, if any, of the preferred stock;

•     a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•     the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•     any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution, or winding up; and
•      any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock.
The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.
Transfer Agent and Registrar
The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.
DESCRIPTION OF OUR WARRANTS
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•     the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•     the currency or currency units in which the offering price, if any, and the exercise price are payable;
•     the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•     if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
•     if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;
•     if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;
•     the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
•     whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•     any applicable material U.S. federal income tax or foreign tax consequences;

•     the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•     the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;
•     if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
•     if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•     information with respect to book-entry procedures, if any;
•      the anti-dilution provisions of the warrants, if any;
•     any redemption, put or call provisions;
•     whether the warrants are to be sold separately or with other securities as parts of units; and
•     any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.
Description of Outstanding Warrants
As of June 30, 2021, there were warrants to purchase 810,357 shares of our common stock outstanding. See “Description of Our Capital Stock—Description of Our Common Stock—Outstanding Warrants.”
DESCRIPTION OF OUR DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.
We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
We may offer under this prospectus up to an aggregate principal amount of $200,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $200,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of OptiNose and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission.
The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
•     the title of the series;
•     the aggregate principal amount;
•     the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•     any limit on the aggregate principal amount;
•     the date or dates on which principal is payable;
•     the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
•     the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•     the place or places where principal and, if applicable, premium and interest, is payable;
•     the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•     the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
•     whether the debt securities are to be issuable in the form of certificated securities (as described below) or global debt securities (as described below);
•     the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•     the currency of denomination;
•     the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•     if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;
•     if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;
•     the provisions, if any, relating to any collateral provided for such debt securities;

•     any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
•     any events of default, if not otherwise described below under “Events of Default”;
•     the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
•     any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and
•     the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of OptiNose.
We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:
•     “book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or
•     “certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.
We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Certificated Debt Securities
If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
Global Securities
The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.
Protection in the Event of Change of Control
Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger and Sale of Assets
We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.
Defaults and Notice
The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:
•     failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);
•     failure to make a payment of any interest on any debt security of such series when due;
•     failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;
•     certain events relating to our bankruptcy, insolvency or reorganization; and
•     certain cross defaults, if and as applicable.
If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.
Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.
Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Modification of the Indenture
We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.
Defeasance; Satisfaction and Discharge
The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.
Regarding the Trustee
We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of OptiNose, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
Governing Law
The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.
Outstanding Senior Secured Notes
In September 2019, we entered into a Note Purchase Agreement (the Pharmakon Senior Secured Notes) with funds managed by Pharmakon Advisors, LP, or Pharmakon, the investment manager of the BioPharma Credit funds, or BioPharma. The Pharmakon Senior Secured Notes provide us with $130.0 million in debt financing, of which $80.0 million was issued on the date we closed the transaction, $30.0 million was issued in February 2020, and $20.0 million was issued in December 2020.
On August 13, 2020, we entered into a letter agreement, or the Pharmakon Letter Agreement, to the
Pharmakon Senior Secured Notes. The Pharmakon Letter Agreement provided us with the option to issue an additional $20.0 million of Pharmakon Senior Secured Notes, subject to us achieving XHANCE net sales and royalties for the quarter ended June 30, 2021 of at least $26.0 million and certain other conditions. As consideration for the Pharmakon Letter Agreement, we issued 44,643 shares of Common Stock to Pharmakon. As of June 30,
2021, we are no longer eligible for the $20.0 million additional Pharmakon Senior Secured Notes as the requisite conditions were not satisfied.
In March 2021, we entered into an amendment to the Pharmakon Senior Secured Notes to revise certain minimum trailing twelve-month consolidated XHANCE net sales and royalties we are required to maintain. As consideration for this amendment, we are required to pay an amendment fee of $1.3 million upon the earlier of the prepayment of the Pharmakon Senior Secured Notes and September 12, 2024 (Maturity Date).
The Pharmakon Senior Secured Notes bear interest at a fixed per annum rate of 10.75% and are scheduled to mature on the Maturity Date. We are required to make quarterly interest payments until the Maturity Date. We are also required to make principal payments, which are payable in eight equal quarterly installments beginning on December 15, 2022 and continuing until the Maturity Date; provided that we may, at our election, postpone any such principal payment until the Maturity Date if, as of the applicable payment date, certain trailing four-quarter consolidated XHANCE net sales and royalties thresholds have been achieved. We paid an upfront fee of $1.125 million on the original September 2019 closing date.
We are required to repay the Pharmakon Senior Secured Notes in full upon the occurrence of a change of control (as defined in the Note Purchase Agreement). In addition, we may make voluntary prepayments of the Pharmakon Senior Secured Notes, in whole or in part. All mandatory and voluntary prepayments of the Pharmakon Senior Secured Notes are subject to the payment of prepayment premiums as follows: (i) if prepayment occurs prior to the third anniversary of the closing date, an amount equal to 2% of the principal prepaid and (ii) if prepayment occurs on or after the third anniversary of the closing date but prior to the fourth anniversary of the closing date, an amount equal to 1% of the principal prepaid. No prepayment premium is due on any principal prepaid on or after the fourth anniversary of the closing date. We are also required to pay a “make-whole” amount in respect of any principal payments (whether mandatory or voluntary) made prior to the 30-month anniversary of the issuance of the applicable note, in an amount equal to the interest that would have accrued through the 30-month anniversary in respect of such note but for such principal payments.
The Pharmakon Senior Secured Notes are secured by a pledge of substantially all of our assets and contains affirmative and negative covenants customary for financings of this type, including limitations on our and our subsidiaries’ ability, among other things, to incur additional debt, grant or permit additional liens, make investments and acquisitions, merge or consolidate with others, dispose of assets, grant certain licenses related to our products, technology and other intellectual property, pay dividends and distributions, repay junior indebtedness and enter into affiliate transactions, in each case, subject to certain exceptions. In addition, the Pharmakon Senior Secured Notes contain financial covenants requiring us to maintain at all times at least $30,000,000 of cash and cash equivalents and achieve certain minimum trailing twelve-month consolidated XHANCE net sales and royalties, tested on a quarterly basis. As of June 30, 2021, we were in compliance with all applicable covenants.
The Note Purchase Agreement also includes events of default customary for financings of this type, in certain cases subject to customary periods to cure, following which BioPharma may accelerate all amounts outstanding under the notes.

DESCRIPTION OF OUR UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.
General
We may issue units comprised of one or more shares of our common stock or preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:
•     the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;
•     the rights and obligations of the unit agent, if any;
•     any provisions of the governing unit agreement that differ from those described below; and
•     any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of our Preferred Stock,” “Description of Our Debt Securities” and “Description of Our Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in numerous distinct series as we determine.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the Commission, at the investor section our website at www.optinose.com. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE
The Commission allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with Commission rules:
•     Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Commission on March 3, 2021;
•     Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, filed with the Commission on May 5, 2021 and August 11, 2021, respectively;
•     Our Current Reports on Form 8-K filed with the Commission on February 25, 2021, March 3, 2021 (other than Item 2.02 and Exhibit 99.1), May 5, 2021 (other than Item 2.02 and Exhibit 99.1), June 10, 2021, July 30, 2021 and August 11, 2021 (other than Item 2.02 and Exhibit 99.1);
•     Our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 28, 2021 (other than the portions thereof that are furnished and not filed); and
•     The description of our common stock contained in our registration statement on Form 8-A (File No. 001-38241) filed with the Commission on October 10, 2017, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2020, including any further amendment or report filed for the purpose of updating such description.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: OptiNose, Inc., 1020 Stony Hill Road, Suite 300, Yardley, PA 19067, Attention: Chief Legal Officer, or by calling (267) 364-3500. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.optinose.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

LEGAL MATTERS
The validity of the issuance of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.
EXPERTS
The consolidated financial statements of OptiNose, Inc. appearing in OptiNose, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$200,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

14,273,017 Shares of Common Stock
Offered by Selling Stockholders

PROSPECTUS

, 2021

The information contained in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 11, 2021

PROSPECTUS SUPPLEMENT

Up to $50,000,000
Common Stock

We have entered into an Open Market Sale AgreementSM, or the Sale Agreement, with Jefferies LLC, or Jefferies, relating to the sale of shares of our common stock offered by this prospectus supplement. In accordance with the terms of the Sale Agreement, under this prospectus supplement, we may offer and sell shares of our common stock, par value $0.001 per share, having an aggregate offering price of up to $50,000,000 from time to time through Jefferies acting as our agent. In accordance with the terms of the Sale Agreement, we may offer and sell shares of our common stock from time to time through Jefferies, acting as sales agent.
Our common stock trades on the Nasdaq Global Select Market under the symbol “OPTN.” On August 9, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $2.62 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Jefferies for sales of common stock sold pursuant to the Sale Agreement will be at a commission rate of up to 3.0% of the gross proceeds of any shares sold under the Sale Agreement. In connection with the sale of shares of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including civil liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to Jefferies.
We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, we are subject to reduced public company reporting requirements for this prospectus supplement and future filings. See “Implications of Being an Emerging Growth Company” on page S-1 of this prospectus supplement.
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Investing in our common stock involves a high degree of risk. Please read the “Risk Factors” beginning on page S-5 of this prospectus supplement, page 7 of the accompanying base prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement and the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is , 2021.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the Commission, on August 11, 2021.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and also adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or in any document incorporated by reference that was filed with the Commission before the date of this prospectus supplement, on the other hand, or the information contained in any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement or the accompanying base prospectus – the statement in the document having the later date modifies or supersedes the earlier statement unless otherwise specified.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained in or incorporated by reference into this prospectus and any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering. We have not, and Jefferies has not, authorized any dealer, salesperson or other person to provide any information or to make any representation other than those contained or incorporated by reference into this prospectus or into any free writing prospectus prepared by or on our behalf or to which we have referred you. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We and Jefferies take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Jefferies is not, making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference into this prospectus or in any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering is accurate only as of the date of each such respective document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, including the documents incorporated by reference herein, and any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement entitled, “Documents Incorporated By Reference” and “Where You Can Find More Information” and the sections of the accompanying base prospectus entitled “Incorporation By Reference” and “Where You Can Find Additional Information.”
Other than in the United States, no action has been taken by us or Jefferies that would permit a public offering of shares of our common stock offered by this prospectus in any jurisdiction where action for that purpose is required. The shares of our common stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of the shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this
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prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy shares of our common stock offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Unless stated otherwise or the context otherwise requires, references in this prospectus to “OptiNose,” the “Company,” “we,” “our” and “us” and other similar terms refer to OptiNose, Inc. and our wholly owned subsidiaries through which we conduct our business, unless we state otherwise or the context indicates otherwise. OPTINOSE® and XHANCE® are trademarks of ours in the United States. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.
Our Business
We are a specialty pharmaceutical company focused on the development and commercialization of products for patients treated by ear, nose and throat, or ENT, and allergy specialists. Our first commercial product, XHANCE® (fluticasone propionate) nasal spray, 93 micrograms (mcg), is a therapeutic utilizing our proprietary EDS device that delivers a topically-acting corticosteroid for the treatment of chronic rhinosinusitis with nasal polyps and, if approved, chronic rhinosinusitis without nasal polyps (also referred to as chronic sinusitis). Chronic rhinosinusitis is a serious nasal inflammatory disease that is treated using therapies, such as intranasal steroids, or INS, which have significant limitations. We believe XHANCE has a differentiated clinical profile with the potential to become part of the standard of care for this disease because it is able to deliver medication to the primary site of inflammation high and deep in the nasal passages in regions not adequately reached by conventional INS. In September 2017, the FDA approved XHANCE for the treatment of nasal polyps in patients 18 years of age or older. XHANCE was made widely available through commercial channels in April 2018.

For more information about our company, please refer to other documents that we have filed with the Commission and that are incorporated by reference into this prospectus supplement and the accompanying prospectus, as listed under the heading “Incorporation by Reference.”

Corporate Information

We were incorporated in Delaware in May 2010. Our predecessor entity OptiNose AS was formed under the laws of Norway in September 2000. In 2010, OptiNose AS became our wholly-owned subsidiary as part of an internal reorganization.

Our primary executive offices are located at 1020 Stony Hill Road, Suite 300, Yardley, Pennsylvania 19067 and our telephone number is (267) 364-3500. Our website address is www.optinose.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the Commission. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement, the accompanying prospectus or any other report or document that we file with or furnish to the Commission. We have included our website address in this prospectus supplement as an inactive textual reference and do not intend it to be an active link to our website.

Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in the JOBS Act. We could be an emerging growth company until December 31, 2022, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of the prior June 30, if we have total annual gross revenue of approximately $1.1 billion or more during any fiscal year, or if we issue more than $1.0 billion in non-convertible debt during any three-year period.

For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies,” including:

•     not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act relating to the effectiveness of our internal control over financial reporting;
•     reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports, proxy statements and registration statements; and
•     exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved.
We have elected to take advantage of these reporting exemptions and, therefore, the information that we provide stockholders may be different than what you might obtain from other public companies in which you hold equity interests.

The JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50,000,000.
Common stock to be outstanding after this offering
Up to 72,369,102 shares (as more fully described in the notes following this table), assuming sales of 19,083,969 shares of our common stock in this offering at an offering price of $2.62 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on August 9, 2021. The actual number of shares issued will vary depending on the sale prices under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to our sales agent, Jefferies LLC. See “Plan of Distribution” on page S-13 of this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds from this offering for working capital and general corporate purposes, including the commercialization of XHANCE, the clinical development of XHANCE for a follow-on indication for the treatment of chronic sinusitis and other potential development programs, and interest, principal and fees under our indebtedness. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk Factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-5 of this prospectus supplement, page 34 of our Annual Report on Form 10-K for the year ended December 31, 2020, and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.
The Nasdaq Global Select Market symbol	“OPTN”

Outstanding Shares

The number of shares of our common stock to be outstanding after this offering is based on 53,285,133 shares of our common stock outstanding as of June 30, 2021. Unless specifically stated otherwise, the information in this prospectus supplement is as of June 30, 2021, and excludes:

•7,980,424 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2021 at a weighted-average exercise price of $9.00 per share (less 23,879 shares of our common stock issued upon stock option exercises subsequent to June 30, 2021 through August 3, 2021);
•2,198,766 shares of common stock underlying our restricted stock units outstanding as of June 30, 2021;

•1,731,404 shares of our common stock available for future issuance under our Amended and Restated 2010 Stock Incentive Plan, or the 2010 Plan, as of June 30, 2021 ((i) less 10,000 shares of our common stock issuable upon the exercise of stock options or vesting of restricted stock units granted subsequent to June 30, 2021 through August 3, 2021 and (ii) plus 44,547 shares of our common stock underlying stock options or restricted stock units that were canceled or expired subsequent to June 30, 2021 through August 3, 2021);

•810,357 shares of our common stock issuable on exercise of warrants outstanding as of June 30, 2021, which had a weighted average exercise price of $6.72 per share at that date; and

•667,671 shares of our common stock reserved for future issuance under our 2017 Employee Stock Purchase Plan, or the 2017 ESPP, as of June 30, 2021.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments or update to our risk factors thereto reflected in subsequent filings with the Commission. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.
If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.
Risks Related to this Offering and Ownership of Our Common Stock
A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.
Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Although there can be no assurance that any of the $50,000,000 worth of shares being offered under this prospectus supplement will be sold or the price at which any such shares might be sold, assuming that an aggregate of 19,083,969 shares of our common stock are sold during the remaining term of the Sale Agreement with Jefferies, in each case, for example, at a price of $2.62 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on August 9, 2021, upon completion of this offering, based on our shares outstanding as of June 30, 2021, we will have outstanding an aggregate of 72,369,102 shares of common stock, assuming no exercise or settlement, as the case may be, of our outstanding stock options, restricted stock units and warrants. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.
In addition, as of June 30, 2021, there were outstanding (i) options to purchase an aggregate of 7,980,424 shares of our common stock at a weighted average exercise price of $9.00 per share, of which options to purchase 4,837,027 shares of our common stock were then exercisable, (ii) restricted stock units to acquire up to an aggregate of 2,198,766 shares of our common stock, and (iii) warrants to purchase 810,357 shares of our common stock at a weighted average exercise price of $6.72 per share. The shares of our common stock issuable upon exercise or settlement of these options, restricted stock units, and warrants may be immediately eligible for resale in the open market. Such sales, along with any other market transactions, could adversely affect the market price of our common stock. Additional dilution may result from the issuance of shares of our common stock in connection with collaborations or manufacturing arrangements or in connection with other financing efforts.
Moreover, if we issue options, performance stock units, restricted stock units, warrants or other securities to purchase or acquire our common stock in the future and those options, performance stock units, restricted stock units, warrants or other securities are exercised, converted or settled you may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.
In addition, certain holders of shares of our common stock have certain rights to require us to file registration statements for public resale or to include such shares in registration statements that we may file for ourselves or other stockholders. If we were to register the resale of these shares, they could be freely sold in the public market without limitation. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common shares could decline. The registration statement of which this prospectus supplement forms a part registers the resale of 14,273,017 shares of our common stock by certain selling stockholders pursuant to these registration rights.
You may experience immediate and substantial dilution.
The offering price per share in this offering may exceed the as adjusted net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 19,083,969 shares of our common stock are sold at a price of $2.62 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on August 9, 2021, for aggregate gross proceeds of $50,000,000, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $2.46 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2021 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants and the settlement of outstanding restricted stock units will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings or other equity issuances.
In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into, exercisable or exchangeable for, or settled in, our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into, exercisable or exchangeable for, or settled in, our common stock in future transactions may be higher or lower than the price per share in this offering. As of June 30, 2021, we had reserved 7,980,424 shares of our common stock for issuance upon the exercise of outstanding stock options, 2,198,766 shares of our common stock for issuance upon the vesting of our outstanding restricted stock units, 1,731,404 shares of our common stock for future issuance under the 2010 Plan, 810,357 shares of our common stock for issuance upon exercise of outstanding warrants and 667,671 shares of our common stock reserved for future issuance under the 2017 ESPP. You will incur dilution upon the grant of any shares pursuant to such plan, upon vesting of any stock awards under any such plan, or upon exercise of any such outstanding options or warrants.
We have broad discretion in the use of the net proceeds of this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.
We intend to use the net proceeds from this offering for working capital and general corporate purposes, including the commercialization of XHANCE, the clinical development of XHANCE for a follow-on indication for the treatment of chronic sinusitis and other potential development programs, and interest, principal and fees under our indebtedness. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-10 of this prospectus supplement for further information.
Our 5% stockholders and management own a substantial percentage of our common stock prior to this offering and will continue to be able to exert significant control over matters subject to stockholder approval after this offering, which could prevent new investors from influencing significant corporate decisions.
As of June 30, 2021, our executive officers, directors, beneficial owners of 5% or more of our capital stock and their respective affiliates beneficially owned approximately 51% of our outstanding common stock. The 5% stockholders include Avista Capital Partners II, L.P., Avista Capital Partners (Offshore) II, L.P. and Avista Capital Partners (Offshore) II-A, L.P., or collectively Avista, our largest stockholder, who beneficially owned approximately 26.79% of our outstanding common stock as of June 30, 2021. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest. The interests of Avista may not always coincide with your interests or the interests of other stockholders and Avista may act in a manner that advances its best interests and not necessarily those of other stockholders, including seeking a premium value for their common stock. For instance, under the terms of our fourth amended and restated certificate of incorporation, neither Avista nor any of its representatives on our board of directors are required to offer us any transaction opportunity of which they become aware, and they could take any such opportunity for themselves or offer it to other companies in which they have an investment, unless that opportunity is expressly offered to a person serving on our board of directors solely in his or her capacity as one of our directors. These actions might affect the prevailing market price for our common stock. In addition, because Avista purchased its shares at prices substantially below the price at which shares are being sold in this offering and have held its shares for a longer period, Avista may be more interested in selling its shares of our common stock to another acquirer than other investors, or Avista may want us to pursue strategies that deviate from the interests of other stockholders. Such concentration of ownership control may also:
•delay, defer or prevent a change in control;
•entrench our management and/or the board of directors; or
•impede a merger, consolidation, takeover or other business combination involving us that other stockholders may desire.
We may also take actions that our other stockholders do not view as beneficial, which may adversely affect our results of operations and financial condition and cause the value of your investment to decline.
We do not anticipate paying any cash dividends on our capital stock in the foreseeable future; accordingly, capital appreciation, if any, will be your sole source of gain and you may never receive a return on your investment.
We have never declared or paid cash dividends on our capital stock, and you should not rely on an investment in our common stock to provide dividend income. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, our credit agreement prohibits us, and the terms of any future debt agreements may also preclude us, from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.
It is not possible to predict the aggregate proceeds resulting from sales made under the Sale Agreement.
Subject to certain limitations in the Sale Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the Sale Agreement. The number of shares that are sold through Jefferies after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Jefferies in any applicable placement notice and the demand for our common stock. Because this offering can be terminated at any time and the price per share of each share sold pursuant to the Sale Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sale Agreement.
Sales of common stock offered hereby will be in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to Jefferies, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements made in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein are forward-looking and involve risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus or the documents incorporated herein and therein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “project,” “could,” “potentially,” “continue,” “ongoing,” “scheduled” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these identifying terms. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference include, among other things, statements about:
•the impact of, our plans regarding and the uncertainties caused by, the COVID-19 pandemic;
•the potential uses for and advantages of XHANCE®, our product candidates and Exhalation Delivery System, or EDS, devices and technologies;
•planned product development activities, studies and clinical trials in pursuit of a follow-on indication for XHANCE for the treatment of chronic sinusitis;
•the potential for XHANCE to be the first drug therapy approved by the U.S. Food and Drug Administration, or FDA, for the treatment of chronic sinusitis;
•the potential for XHANCE to be the standard of care for the treatment of chronic rhinosinusitis with and without nasal polyps;
•the potential for continued XHANCE prescription and net revenue growth and potential drivers of such growth;
•the potential for direct-to-consumer, or DTC, advertising to be a future driver of XHANCE prescription growth;
•the potential benefits of our patient affordability programs and their potential effect on XHANCE demand and financial results;
•the potential for XHANCE prescriptions to be affected by the seasonality impact observed in the intranasal steroid, or INS, market;
•the potential for XHANCE prescriptions and average net revenue per prescription to be adversely impacted by the annual resetting of patient healthcare insurance plan deductibles and changes in individual patients’ healthcare insurance coverage, both of which often occur in January;
•our expectation that XHANCE net product revenues for the full year of 2021 will be at least $80.0 million;
•our expectation that average net product revenues per prescription for the full year of 2021 will exceed $200 and the factors supporting such growth;

•our expectation that our total GAAP operating expenses in 2021 will be between $137.0 million and $142.0 million and that our non-cash stock-based compensation expense will be approximately $10.0 million;
•our expectation that top-line results will be available from the first of our two ongoing Phase 3b chronic sinusitis clinical trials in the first quarter of 2022 and that we expect to complete subject enrollment in the second clinical trial in the fourth quarter of 2021 with top-line results available in second quarter of 2022;
•our belief that, based on the results of blinded interim analyses and our assumptions and estimates relating to the trial, the initial targeted statistical power will be achieved with the approximately 330 patients currently enrolled in our first chronic sinusitis trial;
•our belief that existing cash and cash equivalents will be sufficient to maintain the minimum cash balance required under our debt facility and to fund our operations for at least the next twelve months from the date of this prospectus supplement;
•our expectation that the research and development costs associated with the conduct of our current chronic sinusitis clinical trials will significantly decrease;
•our ability to maintain sufficient inventory of XHANCE and for our manufacturers to timely supply XHANCE;
•our development, timing of data and funding plans for OPN-019 and the potential benefits of OPN-019;
•the accuracy of our estimates regarding expenses, future revenue, capital requirements and need for additional financing; and
•our expected use of proceeds from this offering.
Forward-looking statements also include statements other than statements of current or historical fact, including, without limitation, all statements related to any expectations of revenues, expenses, cash flows, earnings or losses from operations, cash required to maintain current and planned operations, capital or other financial items; any statements of the plans, strategies and objectives of management for future operations; any plans or expectations with respect to product research, development and commercialization, including regulatory approvals; any other statements of expectations, plans, intentions or beliefs; and any statements of assumptions underlying any of the foregoing. We often, although not always, identify forward-looking statements by using words or phrases such as “likely”, “expect”, “intend”, “anticipate”, “believe”, “estimate”, “plan”, “project”, “forecast” and “outlook”.
We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any supplementary risks set forth under Item 1A of our Quarterly Reports on Form 10-Q and other documents we file with the Commission, describe major risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. You should read and interpret any forward-looking statements in light of these risks. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sale Agreement with Jefferies as a source of financing.
We intend to use the net proceeds from this offering for working capital and general corporate purposes, including the commercialization of XHANCE, the clinical development of XHANCE for a follow-on indication for the treatment of chronic sinusitis and other potential development programs, and interest, principal and fees under our indebtedness.
In September 2019, we entered into a Note Purchase Agreement, or the Pharmakon Senior Secured Notes, with funds managed by Pharmakon Advisors, LP, or Pharmakon, the investment manager of the BioPharma Credit funds, or BioPharma. The Pharmakon Senior Secured Notes provide us with $130.0 million in debt financing, of which $80.0 million was issued on the date we closed the transaction, $30.0 million was issued in February 2020, and $20.0 million was issued in December 2020. The Pharmakon Senior Secured Notes bear interest at a fixed per annum rate of 10.75%. As of June 30, 2021, the outstanding interest and principal under the Pharmakon Senior Secured Notes was $165.0 million. The maturity date of the Pharmakon Senior Secured Notes is September 12, 2024. For more information about the Pharmakon Senior Secured Notes, please see “Description of our Debt Securities – Outstanding Senior Secured Notes” in the accompanying base prospectus.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our commercialization efforts, research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the shares of common stock offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION

Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock, and the as adjusted net tangible book value per share of common stock immediately after this offering.
Our net tangible book deficit as of June 30, 2021 was approximately $(37.1) million, or $(0.70) per share of common stock. Net tangible book deficit per share is determined by dividing total tangible assets less total liabilities, excluding items such as intangibles, by the aggregate number of shares of common stock outstanding as of June 30, 2021. Dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately following the completion of this offering.
After giving effect to the sale of shares of common stock offered by this prospectus supplement at an assumed public offering price of $2.62 per share of common stock (the last reported sale price of our common stock on the Nasdaq Global Select Market on August 9, 2021), and after deducting the commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $11.3 million, or $0.16 per share of common stock. This represents an immediate increase in net tangible book value of $0.86 per share to our existing stockholders and an immediate dilution of $2.46 per share of common stock issued to the new investors purchasing securities in this offering.
The following table illustrates this per share dilution:

Assumed public offering price per share of common stock		$2.62
Net tangible book deficit per share as of June 30, 2021	$(0.70)
Increase per share attributable to new investors	$0.86
As adjusted net tangible book value per share as of June 30, 2021, after giving effect to this offering		$0.16
Dilution per share to new investors		$2.46

The table above assumes for illustrative purposes that an aggregate of 19,083,969 shares of our common stock are sold at a price of $2.62 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on August 9, 2021, for aggregate gross proceeds of approximately $50.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.62 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would result in an adjusted net tangible book value per share after this offering of approximately $0.17 per share and would increase the dilution in net tangible book value per share to new investors to $3.45 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.62 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would result in an as adjusted net tangible book value per share after this offering of approximately $0.13 per share and would decrease the dilution in net tangible book value per share to new investors to $1.49 per share, after deducting commissions and estimated aggregate offering expenses payable by us.
The information discussed above is illustrative only and may differ based on the actual offering price and the actual number of shares offered.
The above table is based on 53,285,133 shares of our common stock outstanding as of June 30, 2021. Unless specifically stated otherwise, the information in this prospectus supplement is as of June 30, 2021, and excludes:

•7,980,424 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2021 at a weighted-average exercise price of $9.00 per share (less 23,879 shares of our common stock issued upon stock option exercises subsequent to June 30, 2021 through August 3, 2021);
•2,198,766 shares of common stock underlying our restricted stock units outstanding as of June 30, 2021;
•1,731,404 shares of our common stock available for future issuance under the 2010 Plan as of June 30, 2021 ((i) less 10,000 shares of our common stock issuable upon the exercise of stock options or vesting of restricted stock units granted subsequent to June 30, 2021 through August 3, 2021 and (ii) plus 44,547 shares of our common stock underlying stock options or restricted stock units that were cancelled or expired subsequent to June 30, 2021 through August 3, 2021);
•810,357 shares of our common stock issuable on exercise of warrants outstanding as of June 30, 2021, which had a weighted average exercise price of $6.72 per share at that date; and
•667,671 shares of our common stock reserved for future issuance under the 2017 ESPP as of June 30, 2021.
To the extent that outstanding options or warrants are exercised, outstanding restricted stock units vest and settle, new equity awards, including options, are granted under our 2010 Plan or as inducements material to an individual’s acceptance of employment with us, shares of common stock are issued under our 2017 ESPP, or we otherwise issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a Sale Agreement with Jefferies, under which we may offer and sell up to $50,000,000 of our shares of common stock from time to time through Jefferies acting as agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4)  under the Securities Act.
Each time we wish to issue and sell shares of common stock under the Sale Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sale Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sale Agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sale Agreement, will be approximately $235,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jefferies will provide written confirmation to us before the open on the Nasdaq Global Select Market on the day following each day on which shares of common stock are sold under the Sale Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of our shares of common stock pursuant to the Sale Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sale Agreement and (ii) the termination of the Sale Agreement as permitted therein.
This summary of the material provisions of the Sale Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sale Agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.
LEGAL MATTERS

The validity of the securities we are offering will be passed upon by Hogan Lovells US LLP. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.
EXPERTS

The consolidated financial statements of OptiNose, Inc. appearing in OptiNose, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the Commission allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains an Internet site at www.sec.gov that contains the reports, statements and other information about issuers, such as us, who file electronically with the Commission.
We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the Commission. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page S-15 of this prospectus supplement. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address or telephone number:
OptiNose, Inc.
1020 Stony Hill Road, Suite 300
Yardley, PA 19067
Attention: Chief Legal Officer
(267) 364-3500

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement (i) the documents listed below, (ii) all documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with Commission rules:
•     Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Commission on March 3, 2021;
•     Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, filed with the Commission on May 5, 2021 and August 11, 2021, respectively;
•     Our Current Reports on Form 8-K filed with the Commission on February 25, 2021, March 3, 2021 (other than Item 2.02 and Exhibit 99.1), May 5, 2021 (other than Item 2.02 and Exhibit 99.1), June 10, 2021, July 30, 2021 and August 11, 2021 (other than Item 2.02 and Exhibit 99.1);
•     Our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 28, 2021 (other than the portions thereof that are furnished and not filed); and
•     The description of our common stock contained in our registration statement on Form 8-A (File No. 001-38241) filed with the Commission on October 10, 2017, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2020, including any further amendment or report filed for the purpose of updating such description.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.
To obtain copies of these filings, see “Where You Can Find More Information” on page S-14 of this prospectus supplement.

Up to $50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

, 2021

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by OptiNose, Inc.

Amount to be paid
SEC Registration Fee	$26,008.83 (1)
Legal Fees and Expenses	$(2)
Accounting Fees and Expenses	$(2)
Printing Expenses	$(2)
Miscellaneous Fees and Expenses	$(2)
Total:	$26,008.83
(1)    Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, or the Securities Act, the securities registered pursuant to this registration statement include $124,962,500 of unsold securities, or the Unsold Primary Securities, previously registered by us on a registration statement (File No. 333-228122) filed on November 1, 2018 and declared effective on November 9, 2018, or the 2018 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes all of the Unsold Primary Securities and we are applying the previously paid filing fee associated with the Unsold Primary Securities to this registration statement. Accordingly, a filing fee of $8,187.00 is paid herewith in connection with the $75,037,500 of newly registered securities. We also previously paid registration fees of $20,338 in connection with the registration on the 2018 Registration Statement of shares of our common stock for resale by certain selling stockholders with a proposed maximum aggregate offering price of $167,803,814. Of these shares registered for resale under the 2018 Registration Statement, 14,273,017 shares remain unsold, which are referred to as the Unsold Secondary Shares, resulting in $18,700.10 of the registration fees paid with respect to such shares in connection with the 2018 Registration Statement remaining unused, or the Unused Secondary Registration Fee. Accordingly, pursuant to Rule 457(p) under the Securities Act, we are applying the Unused Secondary Registration Fees to offset the registration fees that are due in connection with the registration of our shares of common stock for resale by the selling stockholders.
(2)    These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.
We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our fourth amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•     transaction from which the director derives an improper personal benefit;
•     act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•     unlawful payment of dividends or redemption of shares; or
•     breach of a director’s duty of loyalty to the corporation or its stockholders.
Our fourth amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.
As permitted by the Delaware General Corporation Law, we have entered into indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.
Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.
(a)    Exhibits

Exhibit Number		Incorporated by Reference			Filed Herewith
	Exhibit Description	Form	Date	Number
1.1*	Form of Underwriting Agreement.
1.2	Open Market Sale AgreementSM, dated August 11, 2021, by and between OptiNose, Inc. and Jefferies LLC.				x
2.1	Exchange Agreement, dated as of June 7, 2010, by and among the Registrant, OptiNose AS and the other signatories thereto (the Registrant hereby agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request).	S-1	9/18/2017	2.1
3.1	Fourth Amended and Restated Certificate of Incorporation of OptiNose, Inc.	8-K	10/18/2017	3.1
3.2	Amended and Restated Bylaws of OptiNose, Inc.	8-K	10/18/2017	3.2
4.1	Form of Common Stock Certificate.	S-1/A	10/3/2017	4.1
4.2	Second Amended and Restated Registration Rights Agreement, dated March 24, 2017, by and among the Registrant and certain of its stockholders.	S-1	9/18/2017	4.2
4.3	Stockholders’ Agreement, dated October 2, 2017, by and among the Registrant and certain of its stockholders.	S-1/A	10/3/2017	4.6
4.4	First Amendment to the Second Amended and Restated Registration Rights Agreement, dated October 2, 2017, by and among the Registrant and certain of its stockholders.	S-1/A	10/11/2017	4.7
4.5	Common Stock Warrant issued by the Registrant, dated September 12, 2019.	8-K	9/12/2019	4.1
4.6*	Specimen Stock Certificate evidencing shares of preferred stock
4.7*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.8*	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.9*	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.10	Note Purchase Agreement dated September 12, 2019, among OptiNose US, Inc., OptiNose, Inc., OptiNose UK Limited and OptiNose AS, BioPharma Credit PLC, as Collateral Agent and the purchasers from time to time party thereto (including Form of Initial Senior Secured Notes).	8-K	9/12/2019	10.1
4.11	Amendment Letter to the Note Purchase Agreement dated September 12, 2019, among OptiNose US, Inc., OptiNose, Inc., OptiNose UK Limited and OptiNose AS, BioPharma Credit PLC, as Collateral Agent and the purchasers from time to time party thereto.	8-K	8/18/2020	10.1

4.12	First Amendment to the Note Purchase Agreement dated September 12, 2019, among OptiNose US, Inc., OptiNose, Inc., OptiNose UK Limited and OptiNose AS, BioPharma Credit PLC, as Collateral Agent and the purchasers from time to time party thereto.	10-Q	3/3/2021	10.23
4.13	Form of Indenture				x
5.1	Opinion of Hogan Lovells US LLP relating to the base prospectus.				x
5.2	Opinion of Hogan Lovells US LLP relating to the ATM prospectus (included in Exhibit 5.1).				x
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.				x
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	Power of attorney (included in signature pages hereto).				x
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee for Form of Indenture.

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(6)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(j)    If and when applicable, the undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, OptiNose, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the Borough of Yardley, Commonwealth of Pennsylvania, on this 11th day of August, 2021.

OPTINOSE, INC.
By:	/s/ Peter K. Miller
	Name:	Peter K. Miller
	Title:	Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned officers and directors of OptiNose, Inc., hereby severally constitute and appoint Peter K. Miller and Keith A. Goldan, and all or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter K. Miller	Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2021
Peter K. Miller

/s/ Keith A. Goldan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 11, 2021
Keith A. Goldan

/s/ Joseph C. Scodari	Chairman of the Board of Directors	August 11, 2021
Joseph C. Scodari

/s/ Catherine E. Owen	Director	August 11, 2021
Catherine E. Owen

/s/ Tomas J. Heyman	Director	August 11, 2021
Tomas J. Heyman

/s/ Wilhelmus Groenhuysen	Director	August 11, 2021
Wilhelmus Groenhuysen

/s/ Sandra L. Helton	Director	August 11, 2021
Sandra L. Helton